                                                                   Exhibit 5.1



                                       ATTORNEYS AT LAW        San Francisco, CA
                                                               415 693-2000

                                       Five Palo Alto Square   Menlo Park, CA
                                       3000 El Camino Real     415 843-5000
                                       Palo Alto, CA
                                       94306-2155              San Diego, CA
                                       Main 415 843-5000       619 550-6000
                                       Fax  415 857-0663
                                                               Boulder, CO
                                                               303 546-4000
February 14, 1997                      http://www.cooley.com
                                                               Denver, CO
                                                               303 606-4800
                                       ANDREI M. MANOLIU
                                       415 843-5048
JTS Corporation                        manoliuam@cooley.com
166 Baypointe Parkway
San Jose, CA 95134


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing on February 14, 1997 by JTS Corporation (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, with respect to the offer and sale of 56,392,046 shares of the Company's Common Stock, $.001 par value (the "Common Stock").

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the shares of Common Stock, when sold and issued in accordance with the terms of the Registration Statement and Related Prospectus will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



By: /s/ ANDREI M. MANOLIU
    -------------------------
        Andrei M. Manoliu

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